Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147909) pertaining to the 2001 Stock Option Plan and the 2007 Equity Incentive Plan of SuccessFactors, Inc., of our report dated February 28, 2008, with respect to the consolidated financial statements of SuccessFactors, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
  /s/ ERNST & YOUNG LLP
San Francisco, California
February 28, 2008